EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

      (1) Registration Statement (Form S-8 No. 333-127114) pertaining to Bluegreen Corporation 2005 Stock Incentive Plan,

      (2)   Registration   Statement  (Form  S-8  No.  33-61687)  pertaining  to
            Bluegreen Corporation's 1988 Outside Directors Stock Option Plan and 1995 Stock Incentive Plan, and

      (3) Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation's 1998 Non-Employee Directors Stock Option Plan, Amended and Restated 1995 Stock Incentive Plan and Retirement Savings Plan;

of our report dated March 14, 2007 (except for Note 1, as to which the date is June 29, 2007) with respect to the consolidated financial statements of Bluegreen Corporation, our report dated March 14, 2007 with respect to Bluegreen Corporation management's assessment of the effectiveness of internal control over financial reporting, and our report dated March 14, 2007 with respect to the effectiveness of internal control over financial reporting of Bluegreen Corporation, included in this Form 10-K/A for the year ended December 31, 2006.

                                                    /s/ ERNST & YOUNG LLP
                                                    Certified Public Accountants

Miami, Florida
June 29, 2007


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